Exhibit 99.1

HubSpot Reports Q3 2023 Results

CAMBRIDGE, MA (November 8, 2023) — HubSpot, Inc. (NYSE: HUBS), the customer platform for scaling businesses, today announced financial results for the third quarter ended September 30, 2023.

Financial Highlights:

Revenue

•
Total revenue was $557.6 million, up 26% compared to Q3'22.
o
Subscription revenue was $545.8 million, up 25% compared to Q3'22.
o
Professional services and other revenue was $11.7 million, up 31% compared to Q3'22.

Operating Income (Loss)

•
GAAP operating margin was (3.7%), compared to (7.3%) in Q3'22.
•
Non-GAAP operating margin was 16.2%, compared to 9.2% in Q3'22.
•
GAAP operating loss was ($20.4) million, compared to ($32.2) million in Q3'22.
•
Non-GAAP operating income was $90.2 million, compared to $40.7 million in Q3'22.

Net Income (Loss)

•
GAAP net loss was ($5.5) million, or ($0.11) per basic and diluted share, compared to ($31.4) million, or ($0.65) per basic and diluted share in Q3'22.
•
Non-GAAP net income was $83.4 million, or $1.67 per basic and $1.59 per diluted share, compared to $35.1 million, or $0.73 per basic and $0.69 per diluted share in Q3'22.
•
Weighted average basic and diluted shares outstanding for GAAP net loss per share was 50.1 million, compared to 48.1 million basic and diluted shares in Q3'22.
•
Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 50.1 million and 52.5 million respectively, compared to 48.1 million and 51.0 million, respectively in Q3'22.

Balance Sheet and Cash Flow

•
The company’s cash, cash equivalents, and short-term and long-term investments balance was $1.7 billion as of September 30, 2023.
•
During the third quarter, the company generated $89.0 million of cash from operating cash flow, compared to $60.1 million during Q3'22.
•
During the third quarter, the company generated $93.3 million of cash from non-GAAP operating cash flow and $64.7 million of non-GAAP free cash flow, compared to $60.1 million of cash from non-GAAP operating cash flow and $35.5 million of non-GAAP free cash flow during Q3'22.

Additional Recent Business Highlights

•
Grew Customers to 194,098 at September 30, 2023, up 22% from September 30, 2022.
•
Average Subscription Revenue Per Customer was $11,520 during the third quarter of 2023, up 3% compared to the third quarter of 2022.
•
The company had 7,478 full-time employees, up 1% from September 30, 2022.

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“We had another quarter of strong momentum, driven by the team’s focused execution and rapid product innovation as we make progress towards becoming the #1 customer platform for scaling companies,” said Yamini Rangan, Chief Executive Officer at HubSpot. “Our easy-to-use, easy-to-scale connected customer platform is deeply resonating with SMBs as they look to optimize spend and boost productivity in this challenging environment. Looking ahead, we will remain focused on driving outsized value for our customers to drive durable and profitable growth for many years to come.”

Business Outlook
Based on information available as of November 8, 2023, HubSpot is issuing guidance for the fourth quarter of 2023 and full year 2023 as indicated below.

Fourth Quarter 2023:

•
Total revenue is expected to be in the range of $556 million to $558 million.
o
Favorable foreign exchange rates are expected to be a 2 point tailwind to fourth quarter 2023 revenue growth(1).
•
Non-GAAP operating income is expected to be in the range of $85 million to $86 million(2).
•
Non-GAAP net income per common share is expected to be in the range of $1.53 to $1.55. This assumes approximately 52.7 million weighted average diluted shares outstanding.

Full Year 2023:

•
Total revenue is expected to be in the range of $2.144 billion to $2.146 billion.
o
Foreign exchange rates are expected to have a neutral impact on full year 2023 revenue growth(1).
•
Non-GAAP operating income is expected to be in the range of $317 million to $318 million(2).
•
Non-GAAP net income per common share is expected to be in the range of $5.66 to $5.68. This assumes approximately 52.2 million weighted average diluted shares outstanding.

(1) Foreign exchange rates impact on revenue is calculated by comparing current period average rates with prior period average rates.

(2) The impact of restructuring charges, which include employee severance and lease consolidation costs, are excluded from our non-GAAP operating income and non-GAAP net income per common share business outlook.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Wednesday, November 8, 2023, at 4:30 p.m. Eastern Time (ET) to discuss the company’s third quarter 2023 financial results and its business outlook. To register for this conference call, please use this dial in registration link or visit HubSpot's Investor Relations website at ir.hubspot.com. Participants who wish to register for the conference call webcast please use this link.

Following the conference call, a replay will be available at (866) 813-9403 (domestic) or +44 (204) 525-0658 (international). The replay passcode is 704156. An archived webcast of this conference call will also be available on HubSpot's Investor Relations website at ir.hubspot.com.

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The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is the customer platform that helps businesses connect and grow better. HubSpot delivers seamless connection for customer-facing teams with a unified platform that includes AI-powered engagement hubs, a Smart CRM, and a connected ecosystem with nearly 1,500 App Marketplace integrations, a community network, and educational content. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, foreign currency movement, and business outlook, including our financial guidance for the fourth fiscal quarter of and full year 2023 and our long-term financial framework; statements regarding our positioning for future growth and market leadership; statements regarding the economic environment; statements regarding the expected timing and benefits of the proposed Clearbit acquisition; and statements regarding expected market trends, future priorities and related investments, and market opportunities. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for a CRM platform; our ability to develop new products and technologies and differentiate our platform from competing products and technologies, including artificial intelligence and machine learning technologies; our ability to manage our growth effectively over the long-term to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; the price volatility of our common stock; the impact of geopolitical conflicts, inflation, foreign currency movement, and macroeconomic instability on our business, the broader economy, our workforce and operations, the markets in which we and our partners and customers operate, and our ability to forecast our future financial performance; regulatory and legislative developments on the use of artificial intelligence and machine learning; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$535,545	$331,022
Short-term investments	1,061,526	1,081,662
Accounts receivable	212,409	226,849
Deferred commission expense	86,913	70,992
Prepaid expenses and other current assets	78,542	44,074
Total current assets	1,974,935	1,754,599
Long-term investments	150,861	112,791
Property and equipment, net	104,949	105,227
Capitalized software development costs, net	96,569	63,790
Right-of-use assets	254,483	319,304
Deferred commission expense, net of current portion	103,488	66,559
Other assets	70,931	58,795
Intangible assets, net	13,382	17,446
Goodwill	46,050	46,227
Total assets	$2,815,648	$2,544,738
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,808	$20,883
Accrued compensation costs	79,450	62,846
Accrued expenses and other current liabilities	134,908	102,122
Operating lease liabilities	29,756	35,928
Deferred revenue	578,280	539,874
Total current liabilities	839,202	761,653
Operating lease liabilities, net of current portion	301,661	316,184
Deferred revenue, net of current portion	4,212	5,904
Other long-term liabilities	28,535	14,546
Convertible senior notes	455,699	454,227
Total liabilities	1,629,309	1,552,514
Stockholders’ equity:
Common stock	50	49
Additional paid-in capital	2,000,739	1,647,446
Accumulated other comprehensive loss	(9,378)	(12,890)
Accumulated deficit	(805,072)	(642,381)
Total stockholders’ equity	1,186,339	992,224
Total liabilities and stockholders’ equity	$2,815,648	$2,544,738

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Subscription	$545,832	$435,030	$1,553,253	$1,232,387
Professional services and other	11,725	8,928	35,062	28,926
Total revenue	557,557	443,958	1,588,315	1,261,313
Cost of revenues:
Subscription	73,781	67,648	215,944	191,466
Professional services and other	13,745	14,479	40,910	42,532
Total cost of revenues	87,526	82,127	256,854	233,998
Gross profit	470,031	361,831	1,331,461	1,027,315
Operating expenses:
Research and development	156,871	114,038	454,511	325,687
Sales and marketing	271,448	229,541	787,423	650,936
General and administrative	61,308	50,465	179,939	146,309
Restructuring	846	—	93,296	—
Total operating expenses	490,473	394,044	1,515,169	1,122,932
Loss from operations	(20,442)	(32,213)	(183,708)	(95,617)
Other expense:
Interest income	16,181	4,658	40,195	7,222
Interest expense	(950)	(923)	(2,817)	(2,822)
Other expense	(1,664)	(1,185)	(2,128)	(583)
Total other expense	13,567	2,550	35,250	3,817
Loss before income tax expense	(6,875)	(29,663)	(148,458)	(91,800)
Income tax benefit (expense)	1,412	(1,748)	(14,233)	(5,313)
Net loss	$(5,463)	$(31,411)	$(162,691)	$(97,113)
Net loss per share, basic and diluted	$(0.11)	$(0.65)	$(3.27)	$(2.03)
Weighted average common shares used in computing basic and diluted net loss per share:	50,051	48,067	49,719	47,821

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Operating Activities:
Net loss	(5,463)	$(31,411)	$(162,691)	$(97,113)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	20,509	15,562	53,508	42,625
Stock-based compensation	107,506	72,213	318,545	199,081
Restructuring charges	—	—	64,938	—
Gain on strategic investments	—	—	—	(4,200)
Provision for (benefit from) deferred income taxes	141	(191)	4,943	(589)
Amortization of debt discount and issuance costs	497	492	1,477	1,509
Accretion of bond discount	(11,436)	(3,117)	(30,213)	(3,267)
Unrealized currency translation	(1,258)	(1,500)	(1,380)	480
Changes in assets and liabilities	-
Accounts receivable	(8,448)	(5,785)	13,178	(20,135)
Prepaid expenses and other assets	11,423	13,048	(36,023)	(8,863)
Deferred commission expense	(17,301)	(8,466)	(54,335)	(22,210)
Right-of-use assets	2,272	6,175	23,244	19,622
Accounts payable	12,649	1,700	(5,165)	10,660
Accrued expenses and other liabilities	(10,365)	(6,634)	44,867	16,455
Operating lease liabilities	(10,948)	(3,259)	(28,933)	(14,589)
Deferred revenue	(732)	11,237	40,699	63,743
Net cash and cash equivalents provided by operating activities	89,046	60,064	246,659	183,209
Investing Activities:
Purchases of investments	(405,920)	(394,856)	(1,137,283)	(1,258,919)
Maturities of investments	424,950	391,928	1,154,784	1,017,306
Sale of investments	—	—	—	124,998
Purchases of property and equipment	(10,842)	(13,112)	(25,031)	(31,384)
Purchases of strategic investments	(3,250)	(5,999)	(9,250)	(19,872)
Purchases of intangible assets	—	—	—	(10,000)
Equity method investment	(2,250)	(1,650)	(2,250)	(1,900)
Capitalization of software development costs	(17,693)	(11,419)	(49,288)	(31,350)
Net cash and cash equivalents provided by (used in) investing activities	(15,005)	(35,108)	(68,318)	(211,121)
Financing Activities:
Proceeds from settlement of Convertible Note Hedges related to the 2022 Convertible Notes	—	—	—	60,483
Payment for settlement of 2022 Convertible Notes	—	—	—	(79,807)
Repayment of 2025 Convertible Notes attributable to the principal	—	—	—	(1,619)
Employee taxes paid related to the net share settlement of stock-based awards	(3,469)	(2,190)	(7,571)	(9,954)
Proceeds related to the issuance of common stock under stock plans	13,384	10,019	37,934	29,718
Net cash and cash equivalents provided by (used in) financing activities	9,915	7,829	30,363	(1,179)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5,629)	(6,790)	(4,181)	(16,263)
Net (decrease) increase in cash, cash equivalents and restricted cash	78,327	25,995	204,523	(45,354)
Cash, cash equivalents and restricted cash, beginning of period	460,371	308,693	334,175	380,042
Cash, cash equivalents and restricted cash, end of period	$538,698	$334,688	$538,698	$334,688

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Reconciliation of non-GAAP operating income and operating margin

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP operating loss	$(20,442)	$(32,213)	$(183,708)	$(95,617)
Stock-based compensation	107,506	72,213	318,545	199,081
Amortization of acquired intangible assets	2,311	738	4,007	1,901
Acquisition/disposition related income	—	—	—	(306)
Restructuring charges	846	—	93,296	—
Non-GAAP operating income	$90,221	$40,738	$232,140	$105,059

GAAP operating margin	(3.7%)	(7.3%)	(11.6%)	(7.6%)
Non-GAAP operating margin	16.2%	9.2%	14.6%	8.3%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP net loss	$(5,463)	(31,411)	$(162,691)	$(97,113)
Stock-based compensation	107,506	72,213	318,545	199,081
Amortization of acquired intangibles assets	2,311	738	4,007	1,901
Acquisition/disposition related income	—	—	—	(306)
Restructuring charges	846	—	93,296	—
Non-cash interest expense for amortization of debt issuance costs	497	492	1,477	1,509
Gain on strategic investments	—	—	—	(4,200)
(Gain) loss on equity method investment	(30)	39	(96)	38
Income tax effects of non-GAAP items	(22,263)	(7,016)	(39,521)	(15,932)
Non-GAAP net income	$83,404	35,055	$215,017	$84,978

Non-GAAP net income per share:
Basic	$1.67	$0.73	$4.32	$1.78
Diluted	$1.59	$0.69	$4.13	$1.66
Shares used in non-GAAP per share calculations
Basic	50,051	48,067	49,719	47,821
Diluted	52,521	51,022	52,039	51,098

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended September 30,
	2023					2022
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$73,781	$13,745	$156,871	$271,448	$61,308	$67,648	$14,479	$114,038	$229,541	$50,465
Stock -based compensation	(3,157)	(1,201)	(49,460)	(34,439)	(19,249)	(2,311)	(1,168)	(28,585)	(28,060)	(12,089)
Amortization of acquired intangible assets	(408)	—	—	(1,903)	—	(292)	—	—	(446)	—
Non-GAAP expense	$70,216	$12,544	$107,411	$235,106	$42,059	$65,045	$13,311	$85,453	$201,035	$38,376

GAAP expense as a percentage of revenue	13.2%	2.5%	28.1%	48.7%	11.0%	15.2%	3.3%	25.7%	51.7%	11.4%
Non-GAAP expense as a percentage of revenue	12.6%	2.2%	19.3%	42.2%	7.5%	14.7%	3.0%	19.2%	45.3%	8.6%

	Nine Months Ended September 30,
	2023					2022
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$215,944	$40,910	$454,511	$787,423	$179,939	$191,466	$42,532	$325,687	$650,936	$146,309
Stock -based compensation	(9,110)	(3,748)	(146,845)	(103,233)	(55,609)	(6,516)	(3,251)	(77,269)	(77,113)	(34,932)
Amortization of acquired intangible assets	(1,212)	—	—	(2,795)	—	(920)	—	—	(981)	—
Acquisition/disposition related income (expenses)	—	—	—	—	—	—	—	300	—	6
Non-GAAP expense	$205,622	$37,162	$307,666	$681,395	$124,330	$184,030	$39,281	$248,718	$572,842	$111,383

GAAP expense as a percentage of revenue	13.6%	2.6%	28.6%	49.6%	11.3%	15.2%	3.4%	25.8%	51.6%	11.6%
Non-GAAP expense as a percentage of revenue	12.9%	2.3%	19.4%	42.9%	7.8%	14.6%	3.1%	19.7%	45.4%	8.8%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP subscription margin	$472,051	$367,382	$1,337,309	$1,040,921
Stock-based compensation	3,157	2,311	9,110	6,516
Amortization of acquired intangible assets	408	292	1,212	920
Non-GAAP subscription margin	$475,616	$369,985	$1,347,631	$1,048,357

GAAP subscription margin percentage	86.5%	84.4%	86.1%	84.5%
Non-GAAP subscription margin percentage	87.1%	85.0%	86.8%	85.1%

Reconciliation of non-GAAP operating cash flow
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP net cash and cash equivalents provided by operating activities	$89,046	$60,064	$246,659	$183,209
Payment of restructuring charges	4,225	—	37,164	—
Non-GAAP operating cash flow	$93,271	$60,064	$283,823	$183,209

Reconciliation of non-GAAP free cash flow
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP net cash and cash equivalents provided by operating activities	$89,046	$60,064	$246,659	$183,209
Purchases of property and equipment	(10,842)	(13,112)	(25,031)	(31,384)
Capitalization of software development costs	(17,693)	(11,419)	(49,288)	(31,350)
Payment of restructuring charges	4,225	—	37,164	—
Non-GAAP free cash flow	$64,736	$35,533	$209,504	$120,475

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended December 31, 2023	Year Ended December 31, 2023
GAAP operating income range	($48,991)-($49,991)	($248,508)-($249,508)
Stock-based compensation	131,497	466,013
Amortization of acquired intangible assets	494	4,495
Restructuring charges	2,000-4,000	95,000-97,000
Non-GAAP operating income range	$85,000-$86,000	$317,000-$318,000

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended December 31, 2023	Year Ended December 31, 2023
GAAP net loss range	($35,765)-($36,515)	($214,145)-($214,895)
Stock-based compensation	131,497	466,013
Amortization of acquired intangible assets	494	4,495
Non-cash interest expense for amortization of debt issuance costs	508	1,985
Restructuring charges	2,000-4,000	95,000-97,000
Gain on equity method investment	—	(96)
Income tax effects of non-GAAP items	(18,234)-(18,484)	(57,752)-(58,002)
Non-GAAP net income range	$80,500-$81,500	$295,500-$296,500

GAAP net income per basic and diluted share	($0.71)-($0.72)	($4.29)-($4.31)
Non-GAAP net income per diluted share	$1.53-$1.55	$5.66-$5.68

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	50,368	49,882
Weighted average common shares used in computing non-GAAP diluted net loss per share:	52,671	52,214

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, non-cash interest expense for amortization of debt issuance costs, restructuring charges, loss of equity method investment, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions or dispositions, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, operating and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. Non-GAAP operating cash flow is defined as cash and cash equivalents provided by or used in operating activities plus payment of restructuring charges. Non-GAAP free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus payment of restructuring charges. Although non-GAAP operating cash flow and non-GAAP free cash flow are not residual cash flow available for our discretionary expenditures, we believe information regarding non-GAAP operating cash flow and non-GAAP free cash flow provide useful information to investors in understanding and evaluating the strength of liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by restructuring charges paid from operating cash flow.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial

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and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for the amortization of debt issuance costs, gain or impairment losses on strategic investments, gain or loss on equity method investment, restructuring charges, and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.
Expense for the amortization of acquired intangible assets is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.
C.
Acquisition related expenses, such as transaction costs and retention payments, and disposition related income, such as proceeds from sale of assets, are transactions that are not necessarily reflective of our operational performance during a period. We believe that the exclusion of these expenses and income provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude these expenses and income.

D.
In June 2020, we issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. The issuance cost of the debt is amortized as interest expense over the remaining term of the debt. We believe the exclusion of this non-cash interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

E.
Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains or impairment losses can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion of gains or impairment losses provides for a useful comparison of our operating results to prior periods and to our peer companies.

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F.
We made a contribution to the Black Economic Development Fund (the “investee”) managed by the Local Initiatives Support Corporation and have committed to make additional capital contributions. We account for this investment under the equity method of accounting. The proportionate share of our equity method investee's net earnings have been excluded in order to provide a comparable view of our operating results to prior periods and to our peer companies. We believe this activity is not reflective of our recurring core business operating results.

G.
Restructuring charges are related to severance, employee related benefits, facilities and other costs associated with the restructuring plan implemented in January 2023. Restructuring charges fluctuate in amount and frequency and are not reflective of our core business operating results. In addition to the restructuring charges incurred during the nine months ended September 30, 2023, over the next four years (into 2027), we expect to both incur incremental restructuring charges and make cash payments related to the facilities that we abandoned in 2023. The abandonment of facilities was part of the restructuring plan we authorized on January 25, 2023 and is intended to consolidate our lease space and create higher density across our workspaces. The incremental charges we expect to incur relate to continuing costs for the abandoned facilities and are expected to be in the range of $20-22 million and will be paid in cash over the next four years. We also expect to make cash payments related to approximately $59.0 million in fixed rent payments for the abandoned facilities that will be made in monthly installments over the next four years for which we have taken the full P&L restructuring charge during the nine months ended September 30, 2023. We plan on excluding both the incremental charges and cash payments and the related restructuring cash rent payments from our non-GAAP earnings, operating cash flow, and free cash flow metrics. We believe exclusion of these charges and cash payments provides useful information to investors in understanding and evaluating the strength of earnings and liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by excluded restructuring charges paid from operating cash flow.

H.
The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 20% to provide better consistency across reporting periods. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix.

Investor Relations Contact:
Charles MacGlashing
investors@hubspot.com

Media Contact:
media@hubspot.com

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